Exhibit 99

January 27, 2016

Phoenix, Arizona

Knight Transportation Reports Fourth Quarter and Annual 2015 Revenue and Earnings

Knight Transportation, Inc. (NYSE: KNX), one of North America’s largest and most diversified truckload transportation companies, today reported revenue and net income for the fourth quarter and year ended December 31, 2015.

Key financial highlights for the fourth quarter and annual period of 2015 and 2014 were as follows:

(dollars in thousands, except per share data)	Three Months Ended Dec 31,			Twelve Months Ended Dec 31,
	2015	2014	% Chg	2015	2014	% Chg
Total revenue	$290,739	$317,468	-8.4%	$1,182,964	$1,102,332	7.3%
Revenue, excluding trucking fuel surcharge	$265,972	$273,653	-2.8%	$1,061,739	$925,985	14.7%

Operating income	$43,652	$52,782	-17.3%	$178,000	$162,722	9.4%
Adjusted operating income(1)	NA	NA	NA	$185,163	$162,722	13.8%

Net income, attributable to Knight	$29,235	$32,938	-11.2%	$116,718	$102,862	13.5%
Adjusted net income, attributable to Knight(2)	NA	NA	NA	$121,113	$102,862	17.7%

Earnings per diluted share	$0.36	$0.40	-10.2%	$1.42	$1.25	12.9%
Adjusted earnings per diluted share(2)	NA	NA	NA	$1.47	$1.25	17.1%

The company previously announced a quarterly cash dividend of $0.06 per share to shareholders of record on December 4, 2015, which was paid on December 21, 2015.

Dave Jackson, President and Chief Executive Officer, commented on the quarter, “During the fourth quarter we experienced a less robust freight environment when compared to the same quarter last year.  The contracted portion of our freight volume remained relatively stable, however, non-contract opportunities were challenged by falling load counts and additional competition.  This led to a decline in consolidated revenue, excluding trucking fuel surcharge, of 2.8%.  Our diluted earnings per share were $0.36, which benefited from a lower effective tax rate by approximately $0.03 per diluted share.  Our profitability, cash flow generation, and return on capital remained strong, but exceptional performance during the fourth quarter of 2014, in which our revenue, excluding trucking fuel surcharge, grew 32.6% and our net income grew 63.9%, resulted in a difficult comparison for 2015.  Both our trucking and logistics segments continue to operate at industry leading levels as we continue to enhance our logistics capabilities to meet the supply chain needs of our customers. We also continue to explore growth through acquisition and believe the current environment should yield opportunities.”

The following chart reflects our consolidated financial performance and that of our trucking and our logistics segments for the fourth quarter and annual period of 2015 and 2014.

(dollars in thousands)	Three Months Ended Dec 31,			Twelve Months Ended Dec 31,
	2015	2014	Chg	2015	2014	Chg
Consolidated
Revenue, excluding trucking fuel surcharge	$265,972	$273,653	-2.8%	$1,061,739	$925,985	14.7%
Adjusted operating income(1)	$43,652	$52,782	-17.3%	$185,163	$162,722	13.8%
Adjusted operating ratio(1)	83.6%	80.7%	290 bps	82.6%	82.4%	20 bps
Trucking
Revenue, excluding trucking fuel surcharge	$204,321	$208,739	-2.1%	$830,710	$715,712	16.1%
Adjusted operating income(3)	$39,343	$46,934	-16.2%	$169,306	$147,424	14.8%
Adjusted operating ratio(3)	80.7%	77.5%	320 bps	79.6%	79.4%	20 bps
Logistics
Revenue	$61,651	$64,914	-5.0%	$231,029	$210,273	9.9%
Operating income	$4,309	$5,848	-26.3%	$15,857	$15,298	3.7%
Operating ratio	93.0%	91.0%	200 bps	93.1%	92.7%	40 bps

In the fourth quarter, the trucking segment achieved an adjusted operating ratio of 80.7% compared to 77.5% from the same quarter last year.  Revenue per tractor, excluding fuel surcharge, decreased 3.7%, year over year, attributable to a 1.5% decline in average revenue per loaded mile, an 0.8% decrease in average miles per tractor, while our average length of haul increased 4.0%.  During the quarter we increased driver pay in specific geographies, which resulted in higher driver pay inflation.  Although the freight environment remains less robust we are experiencing improved average miles per tractor in the first half of January this year, when compared to the same period last year.  Contract pricing is relatively firm despite the more competitive freight environment and lack of non-contract opportunities.  We remain focused on improving the productivity of our assets, developing our freight network, and intensely controlling cost.

During the fourth quarter of 2015, brokerage revenue, which is the largest component of our logistics segment, decreased 5.5% when compared to the same quarter last year.  Load volume grew by 49.7%, but was offset by a decline in revenue per load as a result of lower fuel surcharge, a shorter length of haul, and  less non-contract opportunities.  Gross margins expanded 90 basis points compared to the fourth quarter last year as we continue to leverage enhanced technology to procure transportation.  In the fourth quarter, the logistics segment produced an operating ratio of 93.0% compared to 91.0% for the same quarter last year.  During the quarter, operating income was negatively impacted as a result of lower commodity prices that negatively impacted our sourcing business as well as costs associated with the startup of our expanded logistics and transportation management offering.  We plan to continue to invest in our logistics service offerings in order to provide more solutions to our customers, while improving our return on capital.

Attracting and retaining high quality driving associates remains a significant industry challenge.  Although the current shortage of qualified driving associates has been, and will continue to be, a headwind for adding additional capacity, we have experienced a reduction in our open tractor count.

Our tractor fleet remains one of the most modern fleets in the industry with an average age of 1.7 years.  The used equipment market remained soft during the quarter and resulted in gain on sale of revenue equipment in the fourth quarter of 2015 of $3.2 million, compared to $3.6 million in the fourth quarter of 2014.

During the fourth quarter of 2015 we did not purchase any shares of our common stock. We currently have approximately 5.8 million shares available under our stock repurchase authorization. During 2015 we returned $65.2 million to our shareholders in the form of quarterly dividends and stock repurchases.  We ended the quarter with $8.7 million of cash, $112.0 million of long term debt, and $738.4 million of shareholders' equity.  For the full year of 2015 our net capital expenditures were $149.4 million, while our cash flow from operations was $202.3 million.  Given the current market, we do not have plans to grow the tractor fleet organically in 2016 and therefore expect lower net capital expenditures in the range of $85.0-$100.0 million.

The company will hold a conference call on January 27, 2016, at 4:30 PM EDT, to further discuss its results of operations for the quarter ended December 31, 2015. The dial in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company’s website and will be available to download prior to the scheduled conference time.  To view the presentation, please visit http://investor.knighttrans.com/events, “Fourth Quarter 2015 Conference Call Presentation.”

Adjusted operating income, adjusted operating ratio, adjusted net income attributable to Knight, and adjusted earnings per diluted share (EPS) are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. These non-GAAP financial measures supplement our GAAP results in evaluating certain parts of our business.  We believe that using these measures affords a more consistent basis for comparing our results of operations from period to period. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables at the end of this press release.

Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the U.S. to serve customers throughout North America.  In addition to operating one of the country’s largest tractor fleets, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

INCOME STATEMENT DATA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited, in thousands, except per share amounts)
REVENUE:
Revenue, before fuel surcharge	$265,972	$273,653	$1,061,739	$925,985
Fuel surcharge	24,767	43,815	121,225	176,347
TOTAL REVENUE	290,739	317,468	1,182,964	1,102,332

OPERATING EXPENSES:
Salaries, wages and benefits	84,148	81,036	334,069	271,815
Fuel expense - gross	32,505	48,336	152,752	203,758
Operations and maintenance	18,790	20,078	80,855	71,558
Insurance and claims	8,556	8,718	33,632	31,133
Operating taxes and licenses	4,957	5,708	18,911	17,972
Communications	1,028	1,278	4,095	4,899
Depreciation and amortization	28,295	26,471	111,023	92,893
Purchased transportation	64,585	69,736	246,864	238,041
Miscellaneous operating expenses	4,223	3,325	22,763	7,541
Total operating expenses	247,087	264,686	1,004,964	939,610

Income from operations	43,652	52,782	178,000	162,722

Interest income	84	132	460	458
Interest expense	(284)	(391)	(998)	(730)
Other income	1,808	3,524	9,042	9,380
Income before income taxes	45,260	56,047	186,504	171,830
INCOME TAXES	15,668	22,747	68,047	67,809
Net income	29,592	33,300	118,457	104,021
Net income attributable to noncontrolling interest	(357)	(362)	(1,739)	(1,159)
NET INCOME ATTRIBUTABLE TO KNIGHT TRANSPORTATION	$29,235	$32,938	$116,718	$102,862

Basic Earnings Per Share	$0.36	$0.40	$1.43	$1.27
Diluted Earnings Per Share	$0.36	$0.40	$1.42	$1.25

Weighted Average Shares Outstanding - Basic	80,938	81,376	81,491	80,947
Weighted Average Shares Outstanding - Diluted	81,747	82,713	82,467	82,042

BALANCE SHEET DATA:
	12/31/15	12/31/14
ASSETS	(Unaudited, in thousands)
Cash and cash equivalents	$8,691	$17,066
Trade receivables, net of allowance for doubtful accounts	131,945	143,531
Notes receivable, net of allowance for doubtful accounts	648	1,020
Prepaid expenses	17,320	17,423
Assets held for sale	29,327	23,248
Other current assets	14,215	13,345
Income Tax Receivable	41,967	19,432
Current deferred tax assets	-	3,187
Total Current Assets	244,113	238,252

Property and equipment, net	803,643	752,046
Notes receivable, long-term	3,419	4,065
Goodwill	47,050	47,067
Intangible Assets, net	3,075	3,575
Other assets and restricted cash	18,932	37,280
Total Long-term Assets	876,119	844,033

Total Assets	$1,120,232	$1,082,285

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$14,818	$19,122
Accrued payroll and purchased transportation	23,776	34,127
Accrued liabilities	21,609	20,604
Claims accrual - current portion	19,471	18,532
Dividend payable - current portion	349	200
Total Current Liabilities	80,023	92,585

Claims accrual - long-term portion	11,508	11,505
Long-term dividend payable and other liabilities	2,164	2,513
Deferred tax liabilities	174,165	162,007
Long-term debt	112,000	134,400
Total Long-term Liabilities	299,837	310,425

Total Liabilities	379,860	403,010

Common stock	810	818
Additional paid-in capital	205,648	185,184
Accumulated other comprehensive income	2,573	12,231
Retained earnings	529,367	479,527
Total Knight Transportation Shareholders' Equity	738,398	677,760
Noncontrolling interest	1,974	1,515
Total Shareholders' Equity	740,372	679,275
Total Liabilities and Shareholders' Equity	$1,120,232	$1,082,285

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
	(Unaudited)			(Unaudited)
OPERATING STATISTICS

Average Revenue Per Tractor*	$42,927	$44,583	-3.7%	$173,329	$171,510	1.1%

Non-paid Empty Mile Percent	12.7%	11.5%	10.4%	12.0%	10.1%	18.8%

Average Length of Haul	497	478	4.0%	503	492	2.2%

Adjusted Operating Ratio (1)	83.6%	80.7%		82.6%	82.4%

Average Tractors - Total	4,760	4,682		4,793	4,173

Average Trailers - Total	12,154	11,441		11,789	9,732

Net Capital Expenditures (in thousands)	$40,562	$57,526		$149,414	$178,834

Cash Flow From Operations (in thousands)	$45,626	$60,120		$202,265	$177,187

* Includes trucking segment revenue excluding fuel surcharge.

GAAP to Non-GAAP Reconciliation Schedules:

(1)
Non-GAAP reconciliation
Adjusted operating income, operating ratio, and adjusted operating ratio reconciliation (a)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited, in thousands)

Total revenue	290,739	317,468	1,182,964	1,102,332
Less: Trucking fuel surcharge	24,767	43,815	121,225	176,347
Revenue, excluding trucking fuel surcharge	265,972	273,653	1,061,739	925,985
Operating expense	247,087	264,686	1,004,964	939,610
Adjusted for:
Trucking fuel surcharge	(24,767)	(43,815)	(121,225)	(176,347)
Accrual for class action lawsuits (b)	-	-	(7,163)	-
Adjusted operating expenses	222,320	220,871	876,576	763,263
Adjusted operating income	43,652	52,782	185,163	162,722
Operating ratio	85.0%	83.4%	85.0%	85.2%
Adjusted operating ratio	83.6%	80.7%	82.6%	82.4%

(2)
Non-GAAP reconciliation
Adjusted net income attributable to Knight and adjusted earnings per diluted share reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited, in thousands, except per share amounts)

Net Income attributable to Knight	$29,235	$32,938	$116,718	$102,862
Adjusted for:
Accrual for class action lawsuits (net of tax)(b)	-	-	$4,395	-
Adjusted net income attributable to Knight	$29,235	$32,938	$121,113	$102,862

Weighted Average Shares Outstanding - Diluted	81,747	82,713	82,467	82,042

Earnings per diluted share	$0.36	$0.40	$1.42	$1.25
Adjusted for:
Accrual for class action lawsuits (b)	$0.00	$0.00	$0.05	$0.00
Adjusted earnings per diluted share	$0.36	$0.40	$1.47	$1.25

(3)
Non-GAAP reconciliation
Operating ratio and adjusted operating ratio for trucking segment (a)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited, in thousands)
Trucking
Total revenue	229,088	252,554	951,935	892,059
Less: Trucking fuel surcharge	24,767	43,815	121,225	176,347
Revenue, excluding trucking fuel surcharge	204,321	208,739	830,710	715,712
Operating expense	189,745	205,620	789,792	744,635
Adjusted for:
Trucking fuel surcharge	(24,767)	(43,815)	(121,225)	(176,347)
Accrual for class action lawsuits (b)	-	-	(7,163)	-
Adjusted operating expenses	164,978	161,805	661,404	568,288
Adjusted operating income	39,343	46,934	169,306	147,424
Operating ratio	82.8%	81.4%	83.0%	83.5%
Adjusted operating ratio	80.7%	77.5%	79.6%	79.4%

(a) Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue before fuel surcharge.  We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

(b) During the second quarter of 2015 we accrued $7.2 million of expense ($4.4 million after-tax) related to two class action lawsuits involving employment related claims.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:  David A. Jackson, President and CEO, or Adam W. Miller, CFO at (602) 606-6315

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